                                                                     EXHIBIT 4.3


         BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)
                      (WITHOUT OWNER OPTION TO REDEEM)/
         OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                           LETTER OF REPRESENTATIONS*
                     [To be Completed by Issuer and Agent]

                      Greenwood Trust Company on behalf of
                  Discover Card Master Trust I, Series 1998-2
                  -------------------------------------------
                                [Name of Issuer]

                         U.S. Bank National Association
                         ------------------------------
                               [Name of Agent]
                                                                   March 4, 1998
                                                                   -------------
                                                                          [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street, 49th Floor
New York, NY 10041-0099

                 Re: 5.80% Class A Credit Card Pass-Through Certificates and 5.95% Class B Credit Card Pass-Through Certificates, Discover Card Master Trust I, Series 1998-2
                          ----------------------------------------------------
                                        [Insert Description]

Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent or other such agent of Issuer with respect to the Securities pursuant to a trust indenture, trust agreement, or other such
document dated       October 1        , 1993 (the "Document").    Morgan
              ------------------------     -                     --------------
Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., First Union
-------------------------------------------------------------------------------
Capital Markets Corp. and NationsBanc Montgomery Securities LLC  is
----------------------------------------------------------------
         ["Underwriter"]
distributing the Securities through The Depository Trust Company ("DTC").

                 To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:



-------------------
* This Letter of Representations includes the Addendum attached hereto, which modifies and supersedes this Letter of Representations to the extent set forth therein.

                 1. Prior to closing on the Securities on March 4, 1998, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

           Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

                 3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

                 4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60

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
days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                                  Manager; Call Notification Department
                                  The Depository Trust Company
                                  711 Steward Avenue
                                  Garden City, NY 11530-4719

                 5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                                  Manager; Reorganization Department
                                  Reorganization Window
                                  The Depository Trust Company
                                  7 Hanover Square, 23rd Floor
                                  New York, NY 10004-2695

                 6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

                 7. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payments date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                                  Manager; Announcements
                                  Dividend Department
                                  The Depository Trust Company
                                  7 Hanover Square, 22nd Floor
                                  New York, NY 10004-2695

                 8. The interest accrual period is payment date to payment date.





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
                 9. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission is not available, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at
(212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephone (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                                  Manager, Announcements
                                  Dividend Department
                                  The Depository Trust Company
                                  7 Hanover Square, 22nd Floor
                                  New York, NY 10004-2695

                 10. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue, no later than noon (Eastern Time) on the payment date.

                 11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                                  The Chase Manhattan Bank
                                  ABA #021 000 021
                                  For credit to a/c Cede & Co.
                                  c/o The Depository Trust Company
                                  Dividend Deposit Account #066-026776

                 12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time). Absent any other arrangements between Issuer or Agent and DTC, such payments shall be wired as follows:

                                  The Chase Manhattan Bank
                                  ABA #021 000 021
                                  For credit to a/c Cede & Co.
                                  c/o The Depository Trust Company
                                  Redemption Account #066-027608

                 13. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later





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
than 2:30 p.m. Absent any other arrangements between Issuer or Agent and DTC, such payments shall be wired as follows:

                                  The Chase Manhattan Bank
                                  ABA #021 000 021
                                  For credit to a/c Cede & Co.
                                  c/o The Depository Trust Company
                                  Reorganization Account #066-027608

                 14. DTC may direct Issuer or Agent to use any other number or address to which notices or payments of interest or principal may be sent.

                 15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

                 16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

                 17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

                 18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

                 19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

                 20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.





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
                 21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations.

                 (1) Addendum; (2) ERISA Rider; (3) Schedule A; and (4) Principal and Income Payment Rider.

Notes:                                                   Very truly yours,
-----
A.  If there is an Agent (as defined in this Letter
of Representations), Agent as well as Issuer must
sign this Letter.  If there is no Agent, in signing
this Letter, Issuer itself undertakes to perform all      GREENWOOD TRUST COMPANY
of the obligations set forth herein.                     -------------------------
                                                                 (Issuer)
B.  Schedule B contains statements that DTC believes
accurately describe DTC, the method of effecting
book-entry transfers of securities distributed           By:     /s/ John J. Coane
through DTC, and certain related matters                    -------------------------------------------
                                                                  (Authorized Officer's Signature)


                                                         U.S. BANK NATIONAL ASSOCIATION
                                                         ----------------------------------------------
Received and Accepted:                                                    (Agent)

                                                         By:     /s/ Michael Goodwin
                                                            -------------------------------------------
                                                                  (Authorized Officer's Signature)
THE DEPOSITORY TRUST COMPANY

By:/s/Authorized Signatory
   -----------------------

cc:  Underwriter
     Underwriter's Counsel

                                A D D E N D U M
                                       to
                 Letter of Representations dated March 4, 1998
                  Discover Card Master Trust I, Series 1998-2

General:        For purposes of this Letter of Representations:

                "Securities" shall mean the $500,000,000 aggregate principal amount of 5.80% Class A Credit Card Pass-Through Certificates and the $26,316,000 aggregate principal amount of 5.95% Class B Credit Card Pass-Through Certificates issued by Discover Card Master Trust I, Series 1998-2 and "Security holders" shall mean the holders of such certificates;

                "Issuer" shall mean Greenwood Trust Company ("Greenwood") on behalf of Discover Card Master Trust I, Series 1998-2; and

                "Document" shall mean the Pooling and Servicing Agreement dated as of October 1, 1993, as amended and as supplemented by the Series Supplement dated as of March 4, 1998, each by and between Greenwood as Master Servicer, Servicer and Seller and the Agent.

Paragraph 1:    The following is hereby added after the third sentence of
                Paragraph 1:

                       "Each certificate shall remain in the Agent's custody subject to the provisions of the Fast Balance Certificate Agreement currently in effect between the Agent and DTC."

Paragraph 5:    The first sentence of Paragraph 5 is hereby deleted in its entirety and replaced with the following:

                       "In the event of an invitation to tender the Securities, notice by Issuer or Agent to Security holders specifying the terms of the tender and the date such notice is to be mailed to Security holders or published (the "Publication Date") shall be sent to DTC in the manner set forth in the preceding Paragraph by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than 8:00 A.M. on the Publication Date. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.)"

Paragraph 6:    The following is hereby added after the first sentence of
                Paragraph 6:

                       "Issuer or Agent will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission."

Paragraph 14:   The following is hereby inserted after the word "Agent" in line
                1 of Paragraph 14:

                       ", and if requested, shall confirm such direction in writing,"

Paragraph 15:   The following is hereby inserted at the end of Paragraph 15 before the period:

                       "provided, however, that this paragraph shall not apply to any event that causes a reduction in the aggregate principal amount of Securities outstanding that occurs in accordance with their terms, including, without limitation, an Amortization Event (as defined in the Document)".

                                  SCHEDULE A

                 DISCOVER CARD MASTER TRUST I, SERIES 1998-2

      $500,000,000 5.80% CLASS A CREDIT CARD PASS-THROUGH CERTIFICATES AND $26,316,000 5.95% CLASS B CREDIT CARD PASS-THROUGH CERTIFICATES

                                         Principal Amount                   Maturity Date*                  Interest Rate
                                         ----------------                   -------------                   -------------
             CLASS A
          CERTIFICATES
          CUSIP Number
          ------------
            25466KBP3

       Certificate Number:
       ------------------
                1                          $200,000,000                   September 16, 2003                    5.80%
                2                          $200,000,000                   September 16, 2003                    5.80%
                3                          $100,000,000                   September 16, 2003                    5.80%


             CLASS B
          CERTIFICATES
          CUSIP Number
          ------------
            25466KBQ1


       Certificate Number:
       ------------------
                1                           $26,316,000                   September 16, 2003                    5.95%


*  Last Possible Distribution Date





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





               REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS


                 Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have nay responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under Section 4975 of the Internal Revenue Code of 1986. Issuer and Agent acknowledge that: a) for so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC account as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers or holders of Securities against any DTC Participant).





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



                      PRINCIPAL AND INCOME PAYMENTS RIDER

1 This Rider supersedes any contradictory language set forth in the Letter of Representations to which it is appended.

2        With respect to payments in the Securities:

         A. Issuer or Agent shall provide a written notice of payment information containing the Security CUSIP numbers for which payment is being sent, to a standard interest and dividend announcement service subscribed to by DTC. Issuer or Agent shall also provide such written notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such notice shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556 and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

                 Manager, Announcements
                 Dividend Department
                 The Depository Trust Company
                 55 Water Street 25th Floor
                 New York, NY  10041-0099

         B. Dividends, interest payments, and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. ET on each payment date. To facilitate this payment standard, Issuer is required to remit by 1:00 p.m. ET on each payment date all dividend, principal and interest payments due Agent, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co. referenced below. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                 The Chase Manhattan Bank
                 ABA # 021 000 021
                 For credit to a/c Cede & CO.
                 c/o The Depository Trust Company
                 Dividend Deposit Account #006-026776

         C. Issuer or Agent shall provide DTC, no later than 12:00 noon ET on each periodic interest, principal or dividend payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with the detail payments by 12:00 noon ET, Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET on each payment date. Reconciliation can be provided by automated means or written format.

         D. Maturity and redemption payments with CUSIP-level detail shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. ET on each payment date. To facilitate this payment standard, Issuer is required by Agent, to guarantee timely credit to the Redemption Deposit Account of Cede & Co. referenced below. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                 The Chase Manhattan Bank
                 ABA # 021 000 021
                 For credit to a/c Cede & Co.
                 c/o The Depository Trust Company
                 Redemption Deposit Account # 066-027306

         E. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures with CUSIP-level detail shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. ET on each payment date. To facilitate this payment standard, Issuer is required to remit by 1:00 p.m. ET on each payment date, all principal (and accrued interest) payments due Agent, or at such earlier time as required by Agent, to guarantee timely credit to the Reorganization Deposit Account of Cede & Co., referenced below. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                 The Chase Manhattan Bank
                 ABA # 021 000 021
                 For credit to a/c Cede & Co.
                 c/o The Depository Trust Company
                 Reorganization Deposit Account # 066-027308





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